UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):    May 31, 2006

TECHNOCONCEPTS, INC.
 (Exact name of Company as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	333-90682 (Commission File Number)	84-1605055 (IRS Employer Identification No.)

 6060 Sepulveda Blvd., Suite 202, Van Nuys, CA  91411
(Address of principal executive offices)       (Zip Code)

Company's telephone number, including area code     (818) 988-3364

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 2.03 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Effective as of May 30, 2006, TechnoConcepts Inc. (the "Company") entered into a series of Note Purchase Agreements (the "Loan Agreements") with a number of investors, some of whom had previously invested in the Company and some of whom had not (the "Investors"). Pursuant to the terms of the Loan Agreements, the Company has received loans and loan commitments of $5,337,535 (before the payment of related fees and expenses), including the conversion of existing debt and equity. The funds will be used continue the Company's program toward commercialization of its True Software Radio™ technology and to meet short term working capital needs. To secure the Company's obligations under the Loan Agreements, the Company granted a security interest in all of its assets (including, without limitation, its intellectual property) in favor of the Investors, subordinated to the Company’s existing Convertible Debentures and certain A/R facilities. The security interest terminates upon payment or satisfaction of all of the Company's obligations under the Loan Agreements.

Pursuant to the Loan Agreement, the Company is issuing to the Investors its secured subordinated promissory notes in the aggregate principal amount of $5,337,535 (the "Notes"), which carry an 8% annual rate of interest on the principal amount of the loan. The Notes will mature on the date (the "Maturity Date") that is the earlier of (i) one year from the date of issuance of each Note, (ii) the date on which the Company consummates the closing of the Company’s next equity financing or series of equity financings which in the aggregate total no less than $7,000,000 (the "Subsequent Financing") or (iii) the sale of the Company or sale of substantially all of the Company’s assets. At any time prior to the Maturity Date, the Company may, at its option, prepay the Note in whole or in part without penalty.

Under the terms of the Notes, the holders may declare the Notes immediately due and payable upon the occurrence of any of the following events of default: (i) the Company's failure to pay the principal when due, (ii) the Company's material breach of any of the covenants or conditions made in the Loan Agreement, the Note or the other transaction documents, (iii) the Company’s filing of a voluntary bankruptcy proceeding, or (iv) the filing of an involuntary bankruptcy petition against the Company that is not dismissed or discharged within 180 days.

In connection with its entry into the Loan Agreements, the Company is also issuing to the Investors five-year warrants to purchase up to 5,337,535 shares of the Company's common stock with no par value (the "Common Stock") at a per share exercise price of $1.00 (the " Loan Warrants"). The exercise price of the Loan Warrants is subject to adjustment in the event of certain capital adjustments or similar transactions, such as a stock split or merger or, under certain circumstances, if prior to the expiration of exercise period, the Company sells equity securities (or securities convertible or exercisable into equity securities) at a lower per share purchase/exercise price to investors in a subsequent financing transaction. The holders of the Loan Warrants are entitled to exercise the warrants on a cashless basis at any time following the first anniversary of issuance if, at the time of exercise, there is no effective registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Loan Warrants.

Under the Loan Agreement, the Company is granting to the Investors piggy-back registration rights and one (1) demand registration right with respect to the shares of Common Stock issuable upon exercise of the Loan Warrant; provided, however, the Company is not be obligated to effect any such registration prior to 120 days from the date of the closing of the Loan transaction. The demand registration right is exercisable only by the holders of at least 51% of Common Stock issuable upon exercise of the Warrants.

The securities sold in this transaction have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. The Company believes that the issuance of the foregoing securities was exempt from registration under Section 4(2) of the Act as transactions not involving a public offering.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under Item 2.03 of this current report on Form 8-K is hereby incorporated by reference into this Item 3.02.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements.
None.

(b) Pro Forma Financial Information.
None.

(c) Exhibits.
None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 31, 2006

TECHNOCONCEPTS, INC. (Registrant) By: /s/Michael Handelman Michael Handelman Chief Financial Officer